EXHIBIT 32.1

CERTIFICATIONS of the
Chief Executive Officer and Chief Accounting Officer
Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Accounting Officer of Regal Beloit Corporation (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the Three Months Ended July 3, 2010 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Henry W. Knueppel
Henry W. Knueppel
Chairman and Chief Executive Officer

/s/ Peter J. Rowley
Peter J. Rowley
Vice President, Controller Chief Accounting Officer

Date: August 6, 2010